INDEX TO EXHIBITS




(1)               Administration Agreement with Countrywide Fund Services, Inc.

(2)               Accounting Services Agreement with Countrywide Fund Services,
                  Inc.

(3)               Consent of Arthur Andersen LLP

(4)               Financial Data Schedule